Exhibit 99.1

CEVA, Inc. Announces Fourth Quarter and Full Year 2022 Financial Results

●	Full year – Record revenue of $134.6 million, up 10% year-over-year, driven by record licensing, NRE and related revenue of $89.3 million, up 23% year-over-year
●	Full year – Record 1.7 billion CEVA-powered devices sold around the world
●	Q4 – Total revenue of $33.4 million, down 2% year-over-year
●	Q4 – Licensing, NRE and related revenue up 5% year-over-year to $22.5 million,
●	Q4 – Strategic deals signed with global automotive semiconductor for Ultra-Wideband digital car key platform and with world leading wearable audio OEM for 3D spatial audio headsets

ROCKVILLE, MD., February 15, 2023 – CEVA, Inc. (NASDAQ: CEVA), the leading licensor of wireless connectivity and smart sensing technologies and co-creation solutions, today announced its financial results for the fourth quarter and full year ended December 31, 2022.

Total revenue for the fourth quarter of 2022 was $33.4 million, a 2% decrease compared to $34.1 million reported for the fourth quarter of 2021. Fourth quarter 2022 licensing, non-recurring engineering (NRE) and related revenue was $22.5 million, an increase of 5% when compared to $21.3 million reported for the same quarter a year ago. Royalty revenue for the fourth quarter of 2022 was $10.9 million, a decrease of 14% when compared to $12.7 million reported for the fourth quarter of 2021.

Amir Panush, Chief Executive Officer of CEVA, stated: “We are pleased to finish a strong year with a solid fourth quarter in a challenging environment. Our licensing business underpinned the quarter, highlighted by multiple deals for each of our 5G, Wi-Fi 6 and Bluetooth technologies. We completed multiple important deals during the quarter, including a strategic agreement for our Ultra-Wideband IP with a global leader in automotive semiconductors and a licensing deal for our 3D spatial audio related software with one of the world’s largest wearable audio brands. Royalty revenues reflect the broad consumer weakness and elevated inventory levels that affected demand for handsets and across IoT markets.”

Mr. Panush continued: “After joining the company at the start of the year, I am encouraged by the strength of our business and its excellent long term growth prospects. Our IP portfolio is unique, addressing the pain points of the many companies that lack the wireless connectivity and smart sensing expertise required to address major growth markets in the semiconductor and consumer electronics industries. I am excited to unlock the untapped potential within CEVA to enhance value for all stakeholders and take us to the next level.”

During the quarter, twenty-two IP license and NRE agreements were concluded, targeting a wide variety of end markets and applications, including 5G for smartphones and cellular IoT, smart audio for consumer devices, AI for in-memory computing, Ultra-Wideband for digital car keys, and Wi-Fi 6 and Bluetooth connectivity for a range of consumer and IoT markets. Six agreements were with first-time customers. Geographically, nine of the deals signed were in China, six in Europe, four in the U.S. and three in APAC.

GAAP gross margin for the fourth quarter of 2022 was 82%, as compared to GAAP gross margin of 83% for the same period in 2021. GAAP operating loss for the fourth quarter was $1.6 million, as compared to a GAAP operating income of $1.6 million for the same period in 2021. GAAP net income for the fourth quarter of 2022 was $1.9 million, as compared to a GAAP net income of $3.9 million reported for the same period in 2021. GAAP diluted earnings per share for the fourth quarter of 2022 was $0.08, as compared to a GAAP diluted earnings per share of $0.17 for the same period in 2021.

Non-GAAP gross margin for the fourth quarter of 2022 was 85%, as compared to non-GAAP gross margin of 87% for the same period in 2021. Non-GAAP operating income for the fourth quarter of 2022 was $5.3 million, as compared to $7.2 million reported for the fourth quarter of 2021. Non-GAAP net income and diluted earnings per share for the fourth quarter of 2022 were $5.6 million and $0.23, respectively, compared with $5.3 million and $0.22 reported for the fourth quarter of 2021.1

Full Year 2022 Review

Chief Financial Officer, Yaniv Arieli explained, “Our record revenue in 2022 reflects the growing strength and demand for our diversified IP portfolio. Our annual licensing, NRE and related record revenues were up 23% year-over-year, an incredible achievement against the uncertain macroeconomic backdrop. In royalties, we are encouraged by our base station and IoT royalty category, which generated record revenue of $29.2 million from a record 1.4 billion CEVA-powered devices. The continued ramp down of 4G smartphone royalties attributed to a large Tier 1 OEM weighed on handset baseband royalties. Combined, we reached a record 1.7 billion shipments of CEVA-powered devices around the world. At the end of the year, our balance sheet remains very strong with no debt, which will allow us to pursue both organic and inorganic investments to drive long-term profitable growth.”

Total revenue for 2022 was $134.6 million, an increase of 10%, when compared to $122.7 million reported for 2021. Licensing, NRE and related revenue for 2022 was a record $89.3 million, an increase of 23% when compared to $72.8 million reported for 2021. Royalty revenue for 2022 was $45.4 million, representing a decrease of 9%, as compared to $49.9 million reported for 2021.

1 Non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP earnings (loss) per share are described in relation to their most directly comparable GAAP measures under “Use of Non-GAAP Financial Measures” below.

GAAP gross margin for 2022 was 80%, as compared to GAAP gross margin of 86% for the same period in 2021. GAAP operating loss for 2022 was $5.4 million, as compared to a GAAP operating income of $3.5 million reported for 2021. GAAP net loss and diluted loss per share for 2022 were $23.2 million and $1.00, respectively, compared to GAAP net income and diluted earnings per share of $0.4 million and $0.02, respectively, reported for 2021.

Non-GAAP gross margin for 2022 was 84%, as compared to non-GAAP gross margin of 88% for the same period in 2021. Non-GAAP operating income for 2022 was $22.3, compared with $22.7 million reported for 2021. Non-GAAP net income and diluted earnings per share for 2022 were $18.8 million and $0.78, respectively, representing an increase of 23% and 20%, respectively, over $15.3 million and $0.65 reported for 2021.

Non-GAAP Financial Measures

This earnings release discusses non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP earnings (loss) per share, which are not financial measures as defined by GAAP. These financial measures are presented as supplemental measures of operating performance because the exclusion of certain expenses discussed below may provide a more meaningful analysis of our core operating results and comparison of quarterly results. Further, we believe it is useful for investors to understand how the expenses associated with the application of FASB ASC No. 718 are reflected on our statements of income. The reconciliation of financial measures should be reviewed in addition to and in conjunction with results presented in accordance with GAAP, and are intended to provide additional insight into our operations that, when viewed with its GAAP results and the accompanying reconciliation, offer a more complete understanding of factors and trends affecting our business. Other companies may define or calculate these measures differently, limiting the usefulness as a comparative measure. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitute for or superior to performance measures calculated in accordance with GAAP and should be read in conjunction with the financial statement tables.

Non-GAAP gross margin for the fourth quarter of 2022 excluded: (a) equity-based compensation expenses of $0.4 million and, (b) amortization of acquired intangibles of $0.4 million. Non-GAAP gross margin for the fourth quarter of 2021 excluded: (a) additional NRE revenues associated with the purchase price allocation (PPA) related to Intrinsix acquisition of $0.2 million, (b) equity-based compensation expenses of $0.3 million and (c) amortization of acquired intangibles of $1.0 million.

Non-GAAP operating income for the fourth quarter of 2022 excluded: (a) equity-based compensation expenses of $4.1 million, (b) the impact of the amortization of acquired intangibles of $0.9 million associated with the acquisition of the Intrinsix and Hillcrest Labs businesses and investments in NB-IoT and Immervision technologies, (c) $0.3 million of costs associated with the Intrinsix acquisition, (d) impairment cost of $0.3 million associated with the closing of an office and (e) $1.3 million associated with retirement expenses of executives. Non-GAAP operating income for the fourth quarter of 2021 excluded: (a) equity-based compensation expenses of $3.5 million, (b) the impact of the amortization of acquired intangibles of $1.6 million associated with the acquisition of the Intrinsix and Hillcrest Labs business and investments in NB-IoT and Immervision technologies, (c) $0.3 million of costs associated with the Intrinsix acquisition and (d) an addition of $0.2 million in licensing, NRE and related revenues associated with purchase price allocation for the Intrinsix acquisition.

Non-GAAP net income and diluted earnings per share for the fourth quarter of 2022 excluded: (a) equity-based compensation expenses of $4.1 million, (b) the impact of the amortization of acquired intangibles of $0.9 million associated with the acquisition of the Intrinsix and Hillcrest Labs businesses and investments in NB-IoT technologies, (c) $0.3 million of costs associated with the Intrinsix acquisition, (d) $0.2 million associated with the reevaluation of an investment in another company, (e) impairment cost of $0.3 million associated with close of an office, (f) $1.3 million associated with retirement expenses of executives and (g) $3.5 million adjustment as a result of implementing the US tax reform rule 174. Non-GAAP net income and diluted earnings per share for the fourth quarter of 2021 excluded: (a) equity-based compensation expenses, net of taxes, of $2.7 million, (b) the impact of the amortization of acquired intangibles, net of taxes, of $1.4 million associated with the acquisition of the Intrinsix and Hillcrest Labs businesses and investments in NB-IoT and Immervision technologies, (c) $0.3 million of costs associated with the Intrinsix acquisition, (d) $1.5 million of income, net of taxes associated with the reevaluation of an investment in another company, (e) $1.7 million of income tax benefit associated with the purchase price allocation related to the Intrinsix acquisition and (f) an addition of $0.2 million in licensing, NRE and related revenues associated with purchase price allocation for the Intrinsix acquisition.

Non-GAAP gross margin for 2022 excluded: (a) equity-based compensation expenses of $1.5 million and, (b) amortization and impairment of acquired intangibles of $3.9 million. Non-GAAP gross margin for 2021 excluded: (a) additional NRE revenues associated with the purchase price allocation (PPA) related to Intrinsix acquisition of $0.2 million, (b) equity-based compensation expenses of $0.8 million and (c) amortization of acquired intangibles of $1.6 million.

Non-GAAP operating income for 2022 excluded: (a) equity-based compensation expenses of $14.5 million, (b) the impact of the amortization of acquired intangibles of $4.7 million associated with the acquisition of the Intrinsix and Hillcrest Labs businesses and investments in NB-IoT and Immervision technologies, (c) $1.3 million of costs associated with the Intrinsix acquisition, (d) impairment charges of $5.5 million relating to discontinued Immervision technology and non-performing assets of certain NB-IoT technology, $3.5 million of which was recorded in operating expenses and $2.0 million of which was recorded in cost of revenues, (e) impairment cost of 0.3 million associated with close of an office and (f) an addition of $1.3 million associated with retirement expenses of executives. Non-GAAP operating income for 2021 excluded: (a) equity-based compensation expenses of $13.1 million, (b) the impact of the amortization of acquired intangibles of $4.3 million associated with the acquisition of the Intrinsix and Hillcrest Labs businesses and investments in NB-IoT and Immervision technologies, (c) $1.7 million of costs associated with the Intrinsix acquisition and (d) an addition of $0.2 million in licensing, NRE and related revenues associated with purchase price allocation for the Intrinsix acquisition.

Non-GAAP net income and diluted earnings per share for 2022 excluded: (a) equity-based compensation expenses of $14.5 million, (b) the impact of the amortization of acquired intangibles of $4.7 million associated with the acquisition of the Intrinsix and Hillcrest Labs businesses and investments in NB-IoT and Immervision technologies, (c) $1.3 million of costs associated with the Intrinsix acquisition, (d) $2.0 million, net of taxes, associated with the reevaluation of an investment in another company, (e) impairment charges of $5.5 million relating to discontinued Immervision technology and non-performing assets of certain NB-IoT technology, $3.5 million of which was recorded in operating expenses and $2.0 million of which was recorded in cost of revenues, (f) $15.8 million write-off of a deferred tax asset, including withholding tax assets that we will not be able to utilize as a tax credit, which was recorded in the income tax expense line item, (g) impairment cost of $0.3 million associated with the closure of an office, (h) $1.3 million associated with retirement expenses of executives and (i) $3.5 million adjustment as a result of implementing the US tax reform rule 174. Non-GAAP net income and diluted earnings per share for 2021 excluded: (a) equity-based compensation expenses, net of taxes, of $12.2 million, (b) the impact of the amortization of acquired intangibles, net of taxes, of $4.0 million associated with the acquisition of the Intrinsix and Hillcrest Labs businesses and investments in NB-IoT and Immervision technologies, (c) $1.7 million of costs associated with the Intrinsix acquisition, (d) $1.5 million of income, net of taxes, associated with the reevaluation of an investment in another company, (e) $1.7 million of income tax benefit associated with the purchase price allocation related to the Intrinsix acquisition and (f) an addition of $0.2 million in licensing, NRE and related revenues associated with purchase price allocation for the Intrinsix acquisition.

CEVA Conference Call

On February 15, 2023, CEVA management will conduct a conference call at 8:30 a.m. Eastern Time to discuss the operating performance for the quarter.

The conference call will be available via the following dial in numbers:

●	U.S. Participants: Dial 1-844-435-0316 (Access Code: CEVA)
●	International Participants: Dial +1-412-317-6365 (Access Code: CEVA)

The conference call will also be available live via webcast at the following link: https://app.webinar.net/oyrGOxy1jmL Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing +1-877-344-7529 or +1-412-317-0088 (access code: 8919126) from one hour after the end of the call until 9:00 a.m. (Eastern Time) on February 22, 2023. The replay will also be available at CEVA's web site www.ceva-dsp.com.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause the results of CEVA to differ materially from those expressed or implied by such forward-looking statements and assumptions. Forward-looking statements include statements regarding CEVA’s growth prospects and potential. The risks, uncertainties and assumptions that could cause differing CEVA results include: the scope and duration of the COVID-19 pandemic; the extent and length of the restrictions associated with the COVID-19 pandemic and the impact on customers, consumer demand and the global economy generally; the ability of CEVA DSP cores and other technologies to continue to be strong growth drivers for us; our success in penetrating new markets, including in the base station and IoT markets, and maintaining our market position in existing markets; our ability to diversify the company's royalty streams, the ability of products incorporating our technologies to achieve market acceptance, the maturation of the connectivity, IoT and 5G markets, the effect of intense industry competition and consolidation, global chip market trends, including supply chain issues as a result of COVID-19 and other factors, the possibility that markets for CEVA's technologies may not develop as expected or that products incorporating our technologies do not achieve market acceptance; our ability to timely and successfully develop and introduce new technologies; our ability to successfully integrate Intrinsix into our business; and general market conditions and other risks relating to our business, including, but not limited to, those that are described from time to time in our SEC filings. CEVA assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

###

About CEVA, Inc.

CEVA is the leading licensor of wireless connectivity and smart sensing technologies and co-creation solutions for a smarter, safer, connected world. We provide Digital Signal Processors, AI engines, wireless platforms, cryptography cores and complementary software for sensor fusion, image enhancement, computer vision, voice input and artificial intelligence. These technologies are offered in combination with our Intrinsix IP integration services, helping our customers address their most complex and time-critical integrated circuit design projects. Leveraging our technologies and chip design skills, many of the world’s leading semiconductors, system companies and OEMs create power-efficient, intelligent, secure and connected devices for a range of end markets, including mobile, consumer, automotive, robotics, industrial, aerospace & defense and IoT.

Our DSP-based solutions include platforms for 5G baseband processing in mobile, IoT and infrastructure, advanced imaging and computer vision for any camera-enabled device, audio/voice/speech and ultra-low-power always-on/sensing applications for multiple IoT markets. For sensor fusion, our Hillcrest Labs sensor processing technologies provide a broad range of sensor fusion software and inertial measurement unit (“IMU”) solutions for markets including hearables, wearables, AR/VR, PC, robotics, remote controls and IoT. For wireless IoT, our platforms for Bluetooth (low energy and dual mode), Wi-Fi 4/5/6 (802.11n/ac/ax), Ultra-wideband (UWB), NB-IoT and GNSS are the most broadly licensed connectivity platforms in the industry.

CEVA is a sustainable and environmentally conscious company, adhering to our Code of Business Conduct and Ethics. As such, we emphasize and focus on environmental preservation, recycling, the welfare of our employees and privacy – which we promote on a corporate level. At CEVA, we are committed to social responsibility, values of preservation and consciousness towards these purposes.

Visit us at www.ceva-dsp.com and follow us on Twitter, YouTube, Facebook, LinkedIn and Instagram.

For More Information Contact:

Yaniv Arieli CEVA, Inc. CFO +1.650.417.7941 yaniv.arieli@ceva-dsp.com	Richard Kingston CEVA, Inc. VP Market Intelligence, Investor & Public Relations +1.650.417.7976 richard.kingston@ceva-dsp.com

CEVA, INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS) – U.S. GAAP

U.S. dollars in thousands, except per share data

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
	Unaudited	Unaudited	Unaudited	Unaudited
Revenues:
Licensing, NRE and related revenues	$22,475	$21,327	$89,259	$72,827
Royalties	10,927	12,730	45,389	49,879

Total revenues	33,402	34,057	134,648	122,706

Cost of revenues	5,875	5,923	27,052	16,827

Gross profit	27,527	28,134	107,596	105,879

Operating expenses:
Research and development, net	20,284	18,694	78,501	72,504
Sales and marketing	3,846	3,504	12,902	12,861
General and administrative	4,493	3,762	15,322	14,296
Amortization of intangible assets	474	618	2,724	2,710
Impairment of assets	—	—	3,556	—
Total operating expenses	29,097	26,578	113,005	102,371

Operating income (loss)	(1,570)	1,556	(5,409)	3,508
Financial income (loss), net	2,009	(148)	2,812	197
Remeasurement of marketable equity securities	(240)	1,983	(2,511)	1,983

Income (loss) before taxes on income	199	3,391	(5,108)	5,688
Income tax expense (benefit)	(1,741)	(487)	18,075	5,292

Net Income (loss)	$1,940	$3,878	$(23,183)	$396

Basic net income (loss) per share	$0.08	$0.17	$(1.00)	$0.02
Diluted net income (loss) per share	$0.08	$0.17	$(1.00)	$0.02
Weighted-average shares used to compute net income (loss) per share (in thousands):
Basic	23,197	22,977	23,172	22,819
Diluted	23,406	23,359	23,172	23,251

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

U.S. Dollars in thousands, except per share amounts

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP net income (loss)	$1,940	$3,878	$(23,183)	$396
Equity-based compensation expense included in cost of revenues	385	309	1,461	818
Equity-based compensation expense included in research and development expenses	2,359	1,852	8,540	7,287
Equity-based compensation expense included in sales and marketing expenses	485	441	1,550	1,626
Equity-based compensation expense included in general and administrative expenses	893	946	2,954	3,324
Income tax benefit related to equity-based compensation expenses	—	(842)	—	(842)
Amortization, Impairment and Write-off of intangible assets, net of taxes, related to acquisition of Intrinsix and Hillcrest Labs business, investments in NB-IoT and Immervision technologies	869	1,388	10,229	3,959
Impairment cost associated with close of an office	318	—	318	—
Costs associated with the Intrinsix acquisition	326	342	1,303	1,730
Income (loss) associated with the remeasurement of marketable equity securities, net of taxes.	240	(1,528)	1,989	(1,528)
Income tax expense as a result of a write off of a deferred tax asset and withholding tax that can’t be utilized	—	—	15,845	—
Retirement expenses of executives	1,271	—	1,271	—
Adjustment related to implementing of US tax reform rule 174	(3,484)		(3,484)
Income tax benefit and additional NRE revenues associated with the purchase price allocation (PPA) related to Intrinsix acquisition	—	(1,481)	42	(1,481)
Non-GAAP net income	$5,602	$5,305	$18,835	$15,289
GAAP weighted-average number of Common Stock used in computation of diluted net loss and earning per share (in thousands)	23,406	23,359	23,172	23,251
Weighted-average number of shares related to outstanding stock-based awards (in thousands)	684	375	839	314
Weighted-average number of Common Stock used in computation of diluted earnings per share, excluding the above (in thousands)	24,090	23,734	24,011	23,565

GAAP diluted income (loss) per share	$0.08	$0.17	$(1.00)	$0.02
Equity-based compensation expense, net of taxes	$0.18	$0.10	$0.62	$0.51
Amortization, Impairment and Write-off of intangible assets, net of taxes, related to acquisition of Intrinsix and Hillcrest Labs business, investments in NB-IoT and Immervision technologies	$0.04	$0.06	$0.43	$0.17
Impairment cost associated with close of an office	$0.01	$—	$0.01	$—
Costs associated with the Intrinsix acquisition	$0.01	$0.01	$0.06	$0.07
Income (loss) associated with the remeasurement of marketable equity securities, net of taxes.	$0.01	$(0.06)	$0.09	$(0.06)
Income tax expense as a result of a write off of a deferred tax asset and withholding tax that can’t be utilized	$—	$—	$0.67	$—
Retirement expenses of executives	$0.05	$—	$0.05	$—
Adjustment related to implementing of US tax reform rule 174	$(0.15)		$(0.15)
Income tax benefit and additional NRE revenues associated with the purchase price allocation (PPA) related to Intrinsix acquisition	$—	$(0.06)	$—	$(0.06)
Non-GAAP diluted earnings per share	$0.23	$0.22	$0.78	$0.65

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP Operating Income (loss)	$(1,570)	$1,556	$(5,409)	$3,508
Equity-based compensation expense included in cost of revenues	385	309	1,461	818
Equity-based compensation expense included in research and development expenses	2,359	1,852	8,540	7,287
Equity-based compensation expense included in sales and marketing expenses	485	441	1,550	1,626
Equity-based compensation expense included in general and administrative expenses	893	946	2,954	3,324
Amortization, Impairment and Write-off of intangible assets related to acquisition of Intrinsix and Hillcrest Labs business, investments in NB-IoT and Immervision technologies	869	1,614	10,229	4,260
Impairment cost associated with close of an office	318	—	318	—
Costs associated with the Intrinsix acquisition	326	342	1,303	1,730
Retirement expenses of executives	1,271	—	1,271	—
Additional NRE revenues associated with the purchase price allocation (PPA) related to Intrinsix acquisition	—	180	42	180
Total non-GAAP Operating Income	$5,336	$7,240	$22,259	$22,733

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021

	Unaudited	Unaudited	Unaudited	Unaudited

GAAP Gross Profit	$27,527	$28,134	$107,596	$105,879
GAAP Gross Margin	82%	83%	80%	86%

Additional NRE revenues associated with the purchase price allocation (PPA) related to Intrinsix acquisition	—	180	42	180
Equity-based compensation expense included in cost of revenues	385	309	1,461	818
Amortization and Impairment of intangible assets related to acquisition of Intrinsix and investments in NB-IoT and Immervision technologies	395	996	3,949	1,550
Total Non-GAAP Gross profit	28,307	29,619	113,048	108,427
Non-GAAP Gross Margin	85%	87%	84%	88%

CEVA, INC. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. Dollars in thousands)

	December 31,	December 31,
	2022	2021(*)
	Unaudited	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$21,285	$33,153
Marketable securities and short-term bank deposits	118,194	121,708
Trade receivables, net	12,320	14,644
Unbilled receivables	18,953	12,805
Prepaid expenses and other current assets	6,896	6,670
Total current assets	177,648	188,980
Long-term assets:
Bank deposits	8,205	—
Severance pay fund	8,475	10,175
Deferred tax assets, net	8,576	15,850
Property and equipment, net	7,099	6,765
Operating lease right-of-use assets	10,283	8,827
Investment in marketable equity securities	408	2,919
Goodwill	74,777	74,777
Intangible assets, net	6,680	14,607
Other long-term assets	6,291	5,759
Total assets	$308,442	$328,659

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade payables	$1,995	$1,464
Deferred revenues	3,168	8,661
Accrued expenses and other payables	22,586	21,621
Taxes payable	2,547	420
Operating lease liabilities	2,982	3,274
Total current liabilities	33,278	35,440
Long-term liabilities:
Accrued severance pay	9,064	10,551
Operating lease liabilities	6,703	5,130
Other accrued liabilities	526	806
Total liabilities	49,571	51,927

Stockholders’ equity:
Common stock	23	23
Additional paid in-capital	242,841	235,386
Treasury stock	(9,904)	(13,790)
Accumulated other comprehensive income (loss)	(6,249)	(372)
Retained earnings	32,160	55,485
Total stockholders’ equity	258,871	276,732
Total liabilities and stockholders’ equity	$308,442	$328,659

(*) Derived from audited financial statements